Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-3 No. 333-118699) of United Therapeutics Corporation,

(2)          Registration Statement (Form S-8 No. 333-108169) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan,

(3)          Registration Statement (Form S-8 No. 333-56922) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan;

(4)          Registration Statement (Form S-8 No. 333-95419) pertaining to the United Therapeutics Corporation’s Equity Incentive Plan; and

(5)          Registration Statement (Form S-3 No. 333-139631) of United Therapeutics Corporation.

of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of United Therapeutics Corporation, United Therapeutics Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of United Therapeutics Corporation, included in this 2006 Annual Report (Form 10-K) of United Therapeutics Corporation.

/s/ Ernst & Young LLP

McLean, Virginia
February 27, 2007